SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant             [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               Medifast, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:


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5)   Total fee paid:


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[_]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)   Amount previously paid:____________________________________________________

2)   Form, Schedule or Registration Statement No.:______________________________

3)   Filing Party:______________________________________________________________

4)   Date Filed:________________________________________________________________

                                  MEDIFAST INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 6, 2002

To the Stockholders:

     The Annual Meeting of stockholders of Medifast, Inc., a Delaware corporation (the "Company"), will be held at Villanova University, Connelly Center, the Rosemont Room upstairs, 800 Lancaster Ave, Villanova, PA, 19087 on Thursday, June 6, 2002, at 2:00 P.M., Eastern Time, for the following purposes:

     (1) To elect five Directors of the Company, each of whom is to hold office until the next Annual Meeting of Stockholders and until the due election and qualification of his successor.

     (2) To approve the re-appointment of Wooden & Benson, Chartered, as the Company's independent auditors for the fiscal year ending December 31, 2002.

     (3) To amend the 1993 stock option plan and increase the number of authorized stock options from 700,000 shares to 1,000,000 shares to provide incentives for employees/directors and consultant performance.

     (4) To increase the number of authorized shares of Common Stock by 5 million shares to 15 million shares.

     (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 30, 2002 will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

     If you cannot personally attend the meeting, it is requested that you promptly fill in, sign, and return the proxy submitted to you herewith.




                                             By Order of the Board of Directors,




Dated:  April 30, 2002

                                 MEDIFAST, INC.
                            _______________________

                                 PROXY STATEMENT

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Medifast Inc., a Delaware corporation (the "Company" or "Medifast"), to be voted at the Annual Meeting of Stockholders (the "Meeting") scheduled to be held at Villanova University, Connelly Center, the Rosemont Room upstairs, 800 Lancaster Ave, Villanova, PA, 19087 on Thursday, June 6, 2002, at 2:00 P.M., Eastern Time, and at any adjournments thereof.

     Only stockholders of record as of the close of business on April 30, 2002* are entitled to notice of and to vote at the Meeting or any adjournment thereof. On that date, the Company had outstanding 6,564,531 shares of Common Stock, par value $.01 per share (the "Common Stock"), 552,757 shares of Series "B" Preferred Convertible Stock (the "Preferred Stock") and 1,015,000 shares of Series "C" Preferred Convertible Stock. Each share of Common Stock is entitled to one vote, each share of Series "B" Preferred Stock is entitled to two votes and each share of Series "C" Preferred Stock is entitled to one vote. Total voting power equals to 8,685,045 votes eligible at the Annual Meeting.

     Each form of proxy which is properly executed and returned to the Company will be voted in accordance with the directions specified thereon, or, if no directions are specified, will be voted (i) for the election as Directors of the persons named herein under the caption "Election of Directors," and (ii) for the approval of the appointment of Wooden & Benson, Chartered as the Company's independent auditors for the fiscal year ending December 31, 2001. Any stockholder giving a proxy may revoke it at any time before it is exercised. Such revocation may be effected by voting in person or by proxy at the Meeting, by returning to the Company prior to the Meeting a proxy bearing a later date, or by otherwise notifying the Secretary of the Company in writing prior to the Meeting.

     The Company's executive offices are at 11445 Cronhill Drive, Owings Mills, Maryland 21117 and its telephone number is (410) 581-8042. This proxy statement and the accompanying proxy are first being distributed to the stockholders of the Company on or about April 30, 2002.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of March 1, 2002, information concerning the ownership of Common Stock and Preferred Stock by persons which, to the Company's knowledge, own beneficially more than 5% of the outstanding shares of Common Stock or Preferred Stock.

                                         Common Stock              % of
Name and Address                         Beneficially Owned       Outstanding
----------------                         --------------------     -----------
Bradley T. MacDonald................         1,675,000 (1)           26.0%
  11445 Cronhill Drive
  Owings Mills, MD  21117
Warren H. Haber.....................           462,500               7.00%
  c/o Founder's Management
  New York City, NY  10021
John L. Teeger......................           425,000               6.00%
  c/o Founder's Management
  New York City, NY  10021

                                      Series "B" Voting
                                 Preferred Convertible Stock        % of
Name and Address                     Beneficially Owned           Outstanding
----------------                 ---------------------------      -----------
"DS" Capital Investors.........         552,757 (2)                   100%
  150 Broadway
  New York, NY  10038

                                                                  * Record Date

------------

(1) Includes 115,000 shares which may be acquired by exercise of options exercisable within 60 days of the date hereof.

(2) On January 19, 2000, Medifast, Inc. closed a Private Placement Offering of 552,757 shares of Series "B" Voting Preferred Convertible Stock.

                              ELECTION OF DIRECTORS

     The Board of Directors recommends the election of the five nominees for Director listed below. The Directors to be elected are to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and shall have qualified. If for any reason any of said nominees shall become unavailable for election, proxies will be voted for a substitute nominee designed by the Board, but the Board has no reason to believe that this will occur. Directors of the Company are elected by a plurality of the votes cast at a meeting of Stockholders.

INFORMATION CONCERNING NOMINEES

The name and age of each nominee and the year he/she became a Director of the Company, according to information furnished by each, is as follows:

                                                             FIRST
                                                            BECAME A
NAME                                              AGE       DIRECTOR
----                                              ---       --------
Bradley T. MacDonald*.......................      54          1996
Donald F. Reilly............................      54          1998
Michael C. MacDonald*.......................      48          1999
Scott Zion*.................................      49          1999
David C. Scheffler..........................      36          2002

---------------

* Member of the Executive Committee.

     BRADLEY T. MACDONALD became Chairman of the Board and Chief Executive Officer of Medifast, Inc. on January 28, 1998. Prior to joining the Company, he was appointed as Program Director of the U.S. Olympic Coin Program of the Atlanta Centennial Olympic Games. Mr. MacDonald was previously employed by the Company as its President from September, 1996 to August, 1997. From 1991 through 1994, Colonel MacDonald returned to active duty to be Deputy Director and Chief Financial Officer of the Retail, Food, Hospitality and Recreation Businesses for the United States Marine Corps. Prior thereto, Mr. MacDonald served as Chief Operating Officer of the Bonneau Sunglass Company, President of Pennsylvania Optical Co., Chairman and CEO of MacDonald and Associates, which had major financial interests in a retail drug, consumer candy, and pilot sunglass companies. Mr. MacDonald was national president of the Marine Corps Reserve Officers Association and retired from the United States Marine Corps Reserve as a Colonel in 1997, after 27 years of service. He also serves on the Board of Directors of the Wireless Accessories Group (OTCBB: WIRX).

     REVEREND DONALD FRANCIS REILLY, O.S.A., a Director, holds a Doctorate in Ministry (Counseling) from New York Theological and an M.A. from Washington Theological Union as well as a B.A. from Villanova University. Reverend Don Reilly was ordained a priest in 1974. His assignments included Associate Pastor, pastor at St. Denis, Havertown, Pennsylvania, Professor at Villanova University, Personnel Director of the Augustinian Province of St. Thomas of Villanova, Provincial Counselor, Founder of SILOAM Ministries where he ministers and counsels HIV/AIDS patients and caregivers. He is currently on the Board of Directors of Villanova University, is President of the board of "Bird Nest" in Philadelphia, Pennsylvania and is Board Member of Prayer Power. Fr. Reilly was recently elected Provincial of the Augustinian Order at Villanova, PA. He will oversee more than 300 Augustinian Friars and their service to the Church, teaching at universities and high schools, ministering to parishes, serving as chaplains in the Armed Forces and hospitals, ministering to AIDS victims, and serving missions in Japan and South America.

     MICHAEL C. MACDONALD, a Director, is a corporate officer, the President, North American Solutions Group for the Xerox Corporation. Mr. MacDonald's former positions at Xerox Corporation include executive positions in the sales and marketing areas. He is currently on the Board of Trustees of Rutgers University and a Director of the Jimmy V Foundation. Mr. MacDonald is the brother of Bradley T. MacDonald, the CEO of the Company.

     DAVID SCHEFFLER, a Director, currently serves as a Principal and Registered Representative of JPR Capital in New York. Mr. Scheffler has over ten years experience in the financial service industry including over seven years in the origination and distribution of private equity financing. Mr. Scheffler provides technical, operational, and financial consultant services to high net worth individuals and corporate clientele. Mr. Scheffler has been involved with the company since 1993 when it went public and was instrumental in providing capital for the 1999 restructuring and liquidation of assets that led to profitable operations.

     SCOTT ZION, a Director, received a Bachelor of Arts Degree from Denison University Granville, Ohio. Mr. Zion is currently self employed and was Senior Vice President of Santen, Inc., Napa, California, and was formerly employed at Akorn, Inc., an ophthalmologic distribution company, where he severed as Senior Vice President and General Manager. He also was employed at Pilkington Barnes Hind, in Sunnyvale, California as Senior Vice President-North American Sales and Senior Vice President U.S. Sales and Marketing. Prior to that, he was the Sales Director for Mead Johnson/Bristol Myers Squibb for over 20 years. Mr. Zion, an expert in nutritional products, was also a Mead Johnson Regional Director for the Pacific and Southwestern regions of the United States, a District Sales Manager in Chicago and a Sales Representative, successfully generating sales and profits from pharmaceutical and nutritional products.

MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 2001 ("Fiscal 2001"), the Board of Directors held two (2) meetings, including those in which matters were adopted by unanimous written consent. The Board has an Audit Committee, an Executive Committee, and a Compensation Committee.

     The Audit Committee of the Board of Directors consists of Mr. Scott Zion, Mr. Michael C. MacDonald and Mr. Bradley T. MacDonald. It held three (3) meetings during fiscal year 2001. The duties and responsibilities of the Audit Committee include, among other things, review of the Company's financial statements, consideration of the nature and scope of the work to be performed by the Company's independent auditors, discussion of the results of such work, the receipt from such auditors of their letters to management which evaluate (as part of their annual audit of the Company's financial statements) the internal accounting control systems of the Company and meeting with representatives of management to discuss particular areas of the Company's operations.

     Messrs. Michael MacDonald, Scott Zion, and Bradley MacDonald are members of the Executive Committee. The Committee meets periodically during the year to develop and review strategic operational and management policies for the Company. The Committee held three meetings during fiscal year 2001.

     The Compensation Committee of the Board of Directors held one (1) meeting during fiscal year 2001. The members are Rev. Donald F. Rielly O.S.A. and Mrs. Kristina DeSantis. The Committee approved a contract salary increase for Mr. MacDonald, the Chief Executive Officer to $190,000 in the year 2002 as compared to $150,000 in 2001 and $170,000 in 1997. The board adjusted his contract salary accordingly and authorized a bonus of $75,000 for achieving significant profit and balance sheet improvements.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's Directors and officers, and any person who owns more than ten percent of the Company's Common Stock (collectively, "Reporting Persons"), to file reports of their ownership and changes in ownership of Common Stock with the Commission. Reporting Persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon a review of copies of such reports furnished to the Company, and written representations that certain reports were not required, the Company believes that all of its Reporting Persons filed on a timely basis all reports required by Section 16(a) of the Exchange Act during or with respect to the year ended December 31, 2001.

                     BOARD REPORT ON EXECUTIVE COMPENSATION

     The compensation of the company's executive officers has been determined by agreements negotiated prior to their employment. The Compensation and Stock Options committee (the "Committee") is authorized to review and make recommendation to the Board as to the compensation in cash or other forms for its executive officers. Its compensation policy will be to provide for base salaries which are comparable to the compensation paid to executive officers of equivalent competency and responsibilities by companies of comparable size and capitalization both in and out of the pharmaceutical industry. The Committee also intends to provide for the payment of cash bonuses to executive officers and stock options, as an incentive to remain with the Company and enhance shareholder value. It is also intended to be used when the Company attains favorable operating results.

     The Committee believes that the Company's stock option program, as it has been in the past, should be used as a means to conserve cash in rewarding key consultants, executives, and key employees for good or exceptional performance; the performance of increased responsibilities, improved performance independent of operating results, loyalty and seniority.

     In the year ending December 31, 2001, the Committee increased the contract salary of Mr. MacDonald, CEO to $190,000 per year in 2002, from $150,000 in 2001 and $170,000 in 1997, and adjusted his compensation as is currently set forth in an Employment Agreement entered into by the Chief Executive Officer in 1998. (See "Employment Agreements" on page 5). The Committee recommended and the Board approved the salary increase and a bonus of $75,000 for 2001 for achieving significant profit and balance sheet improvements.

                             DIRECTORS' COMPENSATION

     The Company is authorized to pay a fee of $300 for each meeting attended by its Directors who are not executive officers. It reimburses those who are not employees of the Company for their expenses incurred in attending meetings. Independent Directors claimed $1,675.00 in Director's fees and/or expenses in 2001. See "Executive Compensation -- Stock Options" for stock options granted under the 1993 Plan to the Directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information as to the compensation of the Chief Executive Officers of the Company and each other executive officer who received compensation in excess of $100,000 for 2001, 2000, and 1999.


                                                  Annual Compensation
                                                  -------------------
                                                                 Value of Common/
                                        Salary      Bonus    Preferred Stock Issued       Option      Other Annual
Name                          Year        ($)        ($)         in Lieu of Cash          Awards      Compensation
----                          ----        ---        ---     ----------------------       -------     ------------
Bradley T. MacDonald          2001      135,371      (0)         $20,000 (1)                  0          0
  Chairman of the Board       2000      125,000      (0)         $ 1,000 (2)            100,000          0
  & CEO                       1999      120,872      (0)         $25,000 (3) (4)         15,000          0

-------------

(1) Mr. MacDonald was issued 20,000 shares of restricted Series "C" Preferred Convertible Stock as part of compensation related to restructuring and raising new capital.

(2) The Board of Directors granted Mr. MacDonald and his family 1,000,000 shares of stock at par value ($.001) for providing a personal guarantee for the financial package of almost $850,000 and in recognition of his efforts to attract financing and returning the Company to profitability. The stock issued is part of the personal guarantee collateral for the Jason Pharmaceuticals Inc. loans and is restricted for two years, There is little economic value of the stock to Mr. Mac Donald until the loans are paid off and the restrictions removed.

(3) Compensation Committee and Board approved payment of stock in lieu of cash at average 30-day stock price at fiscal year end 1998 and in June of 1999.

(4) Mr. MacDonald's 1999 annual compensation is authorized at $150,000. Due to cash flow problems, the Board paid his compensation in 1999 at $120,872 in cash with 33,000 shares of stock issued in lieu of cash.

(5) Independent Directors were awarded 10,000 shares of stock in 2001 for their contribution to the company's turnaround and improved profitability and financial position.

STOCK OPTIONS

     The Company's 1993 Employee Stock Option Plan (the "Plan"), as amended in July 1995 and again in December 1997, authorizes the issuance of options for 700,000 shares of Common Stock. The Board of Directors recommends that the stock The Plan authorizes the Board of Directors or a Stock Option Committee appointed by the Board to grant incentive stock options and non-incentive stock options to officers, key employees, directors, and independent consultants, with directors who are not employees and consultants eligible only to receive non-incentive stock options.

     * The following tables set forth pertinent information as of December 31, 2001 with respect to options granted under the Plan since the inception of the Plan to the persons set forth under the Summary Compensation Table, all current executive officers as a group, all current Directors who are not executive officers as a group of the Company. In addition, a chart listing option holders, grants made in FY 2001, and a list of aggregated options and the value of these options, is provided.


                                                                  ALL CURRENT              ALL CURRENT
                                                                   EXECUTIVE                INDEPENDENT
                                           BRADLEY T.              OFFICERS                  DIRECTORS
                                           MACDONALD              AS A GROUP                AS A GROUP
                                           ---------              ------------             -------------
Options granted.......................      115,000                 141,000                   170,000
exercise price........................        $0.32                   $0.31                     $0.56
Options exercised................              --                      --                        --
Average exercise  price...............         --                      --                        --
Shares sold...........................         --                      --                        --
Options unexercised as of 2/1/02......      115,000                 141,000                   170,000


(1) 100,000 options issued at $1.50 per share in 1997 have expired and are unexercised.


                                                                APPROXIMATE 5 YR
                                            FY 00 GRANTS @    POTENTIAL REALIZABLE    AGGREGATED      VALUE OF
                                          PRICE & EXPIRATION  VALUE AT 10% ANNUAL      OPTIONS         OPTIONS
LIST OF OPTION HOLDERS                       MONTH/YEAR       STOCK APPRECIATION     THROUGH 2001      12/31/01
----------------------                    ------------------  --------------------   ------------     ---------
Bradley T. MacDonald/Chairman                                                            115,000          0
Scott Zion/Director                                                                       75,000          0
Rev. Donald Reilly/Director                                                               50,000          0
Michael C. MacDonald/Director                                                             50,000          0
Kristina DeSantis/Director                                                                20,000          0
Paul Warren/Vice President                                                                26,000          0
Alan Silver, Silver & Silver/CPA                                                          35,000          0
Steve & Susan Rade/Consultants                                                           150,000          0
Continental Financial Inc./Consultant                                                     10,000          0
Ronald O. Hauge/Advisor to the Board     15,000@ $.35  12/06                              35,000          0
David Scheffler, Consultant             100,000@ $.50  12/05          $1.00              100,000          0
Richard Law/Vice President               20,000@ $.32  12/06          $0.32               20,000          0
Jaime Hershner/Management                10,000@ $.32  06/06          $0.32               10,000          0
Shannon Wynne/Management                 10,000@ $.32  06/06          $0.32               10,000          0


The Board will report no changes to the Compensation Committee.

     The following table provides information as to the value of the unexercised options held by the persons named in the Summary Compensation Table who are optionholders as of December 31, 2001 measured in terms of the closing bid price of the Company's Common Stock on such date:


                                                            NUMBER OF SHARES             VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED                 IN THE MONEY
                                                          OPTIONS ON 12/31/00            OPTIONS AS OF 12/31/01
                                                      EXERCISABLE/ UNEXERCISABLE        EXERCISABLE/ UNEXERCISABLE
                                                      --------------------------        --------------------------
Bradley T. MacDonald (1)                                   115,000/0                          $-0-  $-0-
Paul Warren                                                 26,000/0                          $-0-  $-0-

------------

 * On February 15, 2002 the closing bid price was $.65 on the NASDAQ Bulletin Board.

(1) Mr. MacDonald acquired no shares upon the exercise of options during 2000 and 2001.


                                                                       Nutraceutical Group Industry Comparison of Stock Prices

                                                             February 15, 2002       February 15, 2001         $              %
Company                                                        Stock Price              Stock Price         Change          Change
-------                                                      -----------------       -----------------      ------          -------
Medifast (MDFT)......................................            $  .65                    $ .45             .20             44.4 %
Natural Alternatives International, Inc. (NAII)......              1.90                     2.81            (.91)           (32.4)%
Weider Nutrition (WNI)...............................              1.95                     2.9             (.95)           (32.8)%
Pure World, Inc (PURW)...............................               .88                      .19             .69            363.2 %
Twinlab Corporation (TWLB)...........................              1.42                     2.19            (.77)           (35.2)%
Natures Sunshine Products, Inc. (NATR)...............             12.72                     9.16            3.56             38.9 %



                               [CHART GOES HERE]


                                                         February 15, 2002      February 17, 1998           $                  %
Company                                                      Stock Price           Stock Price            Change             Change
-------                                                  -----------------      -----------------         ------             ------
Medifast (MDFT)....................................           $ .65                 $ 1.56                  (.95)             (.61)%
Natural Alternatives International, Inc. (NAII)....            1.90                  15.38                (13.48)             (.88)%
Weider Nutrition (WNI).............................            1.95                  14.38                (12.43)             (.86)%
Pure World, Inc (PURW).............................             .88                   6.50                 (5.62)             (.86)%
Twinlab Corporation (TWLB).........................            1.42                  30.25                (28.83)             (.95)%
Natures Sunshine Products, Inc. (NATR)............            12.72                  24.88                (12.16)             (.49)%



                               [CHART GOES HERE]


            PHARMACEUTICAL GROUP INDUSTRY COMPARISON OF STOCK PRICES


                                                          February 15, 2002     February 15, 2001            $              %
Company                                                      Stock Price          Stock Price              Change          Change
-------                                                   -----------------     -----------------          ------          ------
Medifast (MDFT)......................................         $  .65               $  .45                     .20            44.4 %
Abbott Labs (ABT)....................................          57.4                 47.74                    9.66            20.2 %
Unilever (UL)........................................          33.95                31.48                    2.47             7.8 %
Novartis (NVS).......................................          37.39                42.05                   (4.66)          (11.1)%
Bristol Myers Squibb (BMY)...........................          45.25                63.20                  (17.95)          (28.4)%


                               [CHART GOES HERE]

                                                           Index Comparison
                                                          -------------------
                                                          1998           2002
                                                          ----           ----
Nutraceutical Group Index................................  100 (1)        20
Medifast.................................................  100            40

     Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

(1)  $100 dollars invested in 1998 would return $20.00 in 2002.

                  SECURITY OWNERSHIP OF OWNERS AND MANAGEMENT.

     The following table sets forth information with respect to the beneficial ownership of shares of Common Stock or voting Preferred Stock as of December 31, 2001 of the Chief Executive Officer, each Director, each nominee for Director, each current executive officer named in the Summary Compensation Table under "Executive Compensation" and all executive officers and Directors as a group. The number of shares beneficially owned is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other person. Under such rules, "beneficial ownership" includes shares as to which the undersigned has sole or shared voting power or investment power and shares which the undersigned has the right to acquire within 60 days of March 15, 2002 through the exercise of any stock option or other right. Unless otherwise indicated, the named person has sole investment and voting power with respect to the shares set forth in the table.

                                               NUMBER         % OF
NAME AND ADDRESS*                             OF SHARES    OUTSTANDING
----------------                              ---------    -----------
Bradley T. MacDonald..................       1,675,000(1)    26.0%
Paul E. Warren........................          26,000        0.4%
Donald F. Reilly......................          60,000(2)     0.9%
Michael C. MacDonald..................          60,000(2)     0.9%
Scott Zion............................         260,000(2)     4.0%
Kristina DeSantis.....................          30,000(2)     0.4%

Executive Officers and Directors
  as a group (6 persons)..............       2,111,000       33.0%

* The address is c/o Medifast, Inc., 11445 Cronhill Drive, Owings Mills, Maryland 21117

(1) Mr. MacDonald beneficially owns 1,615,000 shares of common stock and 60,000 shares of voting Series "C" Preferred Convertible Stock. Mrs. Shirley D. MacDonald and Ms. Margaret E. MacDonald, wife and daughter of Mr. MacDonald, individually or jointly own 1,246,000 shares of stock.

(2) Independent directors were issued 10,000 shares of common stock each as compensation for their participation as Board Members in 2001.

                                  ANNUAL REPORT

     The Annual Report of the Company to the stockholders for the year ended December 31, 2001 on Form 10K immediately follows this Proxy Statement. No part thereof is incorporated by reference in this Proxy Statement.

     On written request, the Company will provide without charge to each record or beneficial holder of the Common Stock as of April 30, 2002, a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 as filed with the Securities and Exchange Commission. Requests should be addressed to Bradley T. MacDonald, c/o Medifast, Inc., 11445 Cronhill Drive, Owings Mills, Maryland 21117.

                               PROXY SOLICITATION

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited, personally or by telephone or telegraph, by officers, Directors and regular employees of the Company, who will not be specially compensated for this purpose. The Company will also request record holders of Common Stock who are securities brokers, custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of such stock, and will reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding soliciting material.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Wooden & Benson, Chartered, certified public accountants, which has audited the Company's financial statements as of December 31, 2001 and for the year then ended, has been selected by management to audit the Company's financial statements for the current fiscal year. During the year 2002, audit fees paid to Wooden & Benson, Chartered, certified public accountants, is estimated to be $40,000 and includes three (3) 10QSB reviews. Wooden & Benson, Chartered, certified public accountants did not perform any consulting services for the company. A representative of that firm is expected to be present or available by telephone at the Meeting with an opportunity to make a statement to the stockholders if he desires to do so, and will respond to appropriate questions.

                                  OTHER MATTERS

     The Company is unaware of any matters, above, which will be brought before the Meeting other matters properly come before the Meeting, persons named in the accompanying form of proxy accordance with their judgment on such matters.

     Any proposals intended to be presented at the Meeting of Stockholders to be held in 2002 must be received by the Company for inclusion in the Company's proxy material no later than April 30, 2002.

     It is important that your proxy be returned promptly no matter how small or large your holding may be. Stockholders who do not expect to attend in person are urged to execute and return the enclosed form of proxy.

April 30, 2002


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


                                      PROXY

                                 MEDIFAST, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Bradley T. MacDonald with full power of substitution, as attorneys for and in the name, place and stead of the undersigned, to vote all the shares of the common stock of MEDIFAST INC., owned or entitled to be voted by the undersigned as of the record date, at the Annual Meeting of Stockholders of said Company scheduled to be held at Villanova University, Connelly Center, the Rosemont Room upstairs, 800 Lancaster Ave, Villanova, PA, 19087 on Thursday, June 6, 2002, at 2:00 P.M., Eastern Time or at any adjournment or adjournments of said meeting, on the following proposals as indicated.

1.   ELECTION OF FIVE DIRECTORS.

     [ ] FOR All nominees (except as marked to the contrary below) [ ] WITHHOLD

Bradley T. MacDonald, Rev. Donald F. Reilly, O.S.A., Michael C. MacDonald, Scott Zion and David C. Scheffler

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

2. To approve the appointment of Wooden & Benson, Chartered as the Company's independent auditors for the fiscal year ending December 31, 2001.

     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. To amend the 1993 stock option plan and increase the number of authorized stock options from 300,000 shares to 1,000,000 shares to provide incentives for employees/directors and consultant performance.

     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

4. To increase the number of authorized shares of Common Stock by 5 million shares to 15 million shares.

     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

5. To transact such other business as may properly come before the meeting or any adjournment thereof. (Please date and sign on reverse side).

     This proxy if properly executed and returned will be voted in accordance with the directions specified hereof. If no directions are specified, this proxy will be voted FOR the election of the Directors named above or their substitutes as designated by the Board of Directors and the proposal to amend the Stock Option Plan.

Dated: ___________________________     _________________________________________
                                               Signature of Stockholder

                                       _________________________________________
                                            Signature of Co-Holder (if any)

     Please sign exactly as your name appears hereon and date. Joint owners should each sign. Trustees and fiduciaries should indicate the capacity in which they are signing.


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